UNITED STATES

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TPG Specialty Lending, Inc.

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April 22, 2020

To Our Stockholders:

TPG Specialty Lending, Inc. (“TSLX”) will be holding a Special Meeting of Stockholders on May 28, 2020 and filed a proxy statement related to the Special Meeting on April 17, 2020. Consistent with the last three years, at the Special Meeting we are asking stockholders to vote on a proposal authorizing the Company, with the approval of our board of directors, to issue shares of our common stock at a price below our then-current NAV per share, subject to certain conditions set forth in the proxy statement. As you know, last year the same proposal was approved with overwhelming support (92.2% of all shareholders who voted and 86.2% of all non-affiliate shareholders who voted, i.e., after excluding votes from insiders and those holding 5% or more of TSLX common stock). We were humbled and will continue to take our duties and responsibilities to our shareholders regarding capital allocation with the upmost seriousness — one of the most important decisions we make.

As we have expressed to our stockholders in the past, while we have no intention to do so in the near term, we are seeking the flexibility to sell common stock at a price below NAV because we believe there could be moments in time when doing so would be in the best interest of our stockholders. Ironically, sometimes the best investment opportunities exist during periods of elevated volatility and credit market dislocation – when it is more likely that our stock could trade below NAV. We believe that having the flexibility to access the capital markets in these types of environments is an important tool that can help us drive stockholder value during periods of market distress, and we are committed to doing so should we be given the opportunity.

It’s our hope that we’ve built, over time, a reputation with our stockholders as long-term oriented, disciplined capital allocators. Our framework is simple: we don’t intend to issue common stock when our stock is trading above NAV unless we expect it will be ROE-accretive, and we don’t necessarily believe that one should never issue common stock below NAV if market opportunities allow for sufficiently high risk-adjusted returns that will ultimately be accretive to NAV through over-earning one’s cost of capital.

Attached is a presentation that walks through our thought process and financial framework for this proposal. For assistance voting your TSLX shares, please call D.F. King toll-free at (866) 416-0553 or collect at (212) 269-5550. We’d also welcome the opportunity to discuss at your convenience.

Best,

Josh Easterly, Bo Stanley, Ian Simmonds and the TSLX team

TPG Specialty Lending
Expanding Tools for Value Creation and
Financial Flexibility
April 2020

Disclaimer and Forward-Looking Statement
General Disclaimer
The information contained in this presentation (the ÊºPresentationÊº) is preliminary, may not be complete and may be changed. By acceptance hereof, you agree that the information contained herein may not be used, reproduced or distributed to others, in whole or in part, for any other purpose without the prior written consent of TPG Specialty Lending, Inc. (“TSLX”). References in this Presentation to “TSLX,” “we,” “us,” “our,” and “the Company” refer to TPG Specialty Lending, Inc.
The contents hereof should not be construed as investment, legal, tax or other advice and you should consult your own advisers as to legal, business, tax and other related matters concerning an investment in TSLX. TSLX is not acting for you and does not regard you as a customer or a client. It will not be responsible to you for providing protections afforded to clients or be advising you on the relevant transaction. Unless otherwise noted, the information contained herein has been compiled as of December 31, 2019. There is no obligation to update the information.
This Presentation does not constitute a prospectus and should under no circumstances be understood as an offer to sell or the solicitation of an offer to buy securities nor will there be any sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. Such an offer or solicitation can only be made by way of an effective registration or otherwise in accordance with the securities laws.
No representation or warranty is given in respect of the information contained herein, and neither the delivery of this document nor any investment in TSLX securities will under any circumstances create any implication that such Company has updated the information contained herein. Information throughout the Presentation provided by sources other than TSLX has not been independently verified. Differences between past performance and actual results may be material and adverse.
Future investments may be under materially different economic conditions, including interest rates, market trends and general business conditions, in different portfolio companies and using different investment strategies. Each of these material market or economic conditions may or may not be repeated. It should not be assumed that strategies employed by TSLX in the future will be profitable or will equal the performance described in this Presentation.
Forward Looking Statements
This Presentation includes forward-looking statements about TSLX that involve substantial risks and uncertainties. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about us, our current and prospective portfolio investments, our investment returns, our future performance and financial condition including our future operating results, our industry, our beliefs, and our assumptions. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “would,” “should,” “targets,” “projects,” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict, that could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. Such statements are also subject to a number of uncertainties and factors outside TSLX’s control. Such factors include, but are not limited to the risks, uncertainties and other factors we identify in the section entitled “Risk Factors” in filings we make with the Securities and Exchange Commission. Opinions expressed are current opinions as of the date of this Presentation. Should TSLX’s estimates, projections and assumptions or these other uncertainties and factors materialize in ways that TSLX did not expect, actual results could differ materially from the forward-looking statements in this Presentation, including the possibility that investors may lose a material portion of the amounts invested. No representation or warranty, express or implied, is made as to the accuracy or completeness of the information contained in this Presentation, and nothing shall be relied upon as a promise or representation as to the performance of any investment. Investors are cautioned not to place undue reliance on such forward-looking statements and should rely on their own assessment of an investment.
The Company’s closing procedures for the three months ended March 31, 2020 are not yet complete and, as a result, the preliminary estimates of the financial information in this Presentation reflect the Company’s preliminary estimate with respect to such results based on information currently available to management, and may vary from the Company’s actual financial results as of and for the quarter ended March 31, 2020. For example, estimated net asset value per share is based on the value of the Company’s total assets, including the Company’s investments (some of which are not publicly traded or whose market prices are not readily available, the fair value of which is determined by the Company’s board of directors in good faith). The fair value of the Company’s investments have not yet been determined by the Company’s board of directors or reviewed by its audit committee and the actual fair value of such investments, when determined by the Company’s board of directors, may be materially different than the estimates reported herein. Further, these estimates are not a comprehensive statement of the Company’s financial results as of and for the quarter ended March 31, 2020. Accordingly, you should not place undue reliance on this preliminary information.
These estimates include the effects of the authorized and planned payment during Q2 2020 of aggregate special cash dividends per share of $0.50, of which $0.25 per share will be payable on April 30 to shareholders of record as of April 15, and $0.25 per share will be payable on June 30 to shareholders of record as of June 15.
These estimates, which are the responsibility of the Company’s management, were prepared by the Company’s management in connection with the preparation of its financial statements and are based upon a number of assumptions. Additional items that may require adjustments to the preliminary operating results may be identified as a result of the completion of our financial closing procedures, final adjustments and other developments arising between now and the time that our financial results, for the three months ended March 31, 2020 are released, and could result in material changes to the Company’s estimated preliminary operating results. Estimates of operating results are inherently uncertain and we undertake no obligation to update this information. See “Cautionary Statement Regarding Forward-Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 for factors that could impact the Company’s actual results of operations. KPMG LLP has not audited, reviewed, compiled or performed any procedures with respect to this preliminary financial information. Accordingly, KPMG LLP does not express an opinion or provide any form of assurance with respect thereto.
Important Additional Information
In connection with the Company’s special meeting of stockholders, the Company has filed a proxy statement with the SEC and mailed the proxy statement and/or Notice of Internet Availability of Proxy Materials to its stockholders on or about April 17, 2020. Stockholders are encouraged to read the proxy statement because it contains important information about the proposal to be voted on at the special meeting. The proxy statement is available at no charge on the SEC’s website at http://www.sec.gov, on the Company’s website at http://www.tpgspecialtylending.com, and at www.proxyvote.com. In addition, stockholders may also request copies of the proxy statement from us free of charge by following the instructions on the Notice of Internet Availability of Proxy Materials.
TSLX (NYSE)

Special Meeting of TSLX Stockholders
To Our Stockholders:
We will be holding a Special Meeting of Stockholders of TPG Specialty Lending, Inc. on May 28, 2020, at 9:30 AM, local time, at the offices of Cleary Gottlieb Steen & Hamilton LLP, 450 Park Avenue, 28th Floor, New York, NY 10022.*
At the meeting, you will be asked to consider and vote upon a proposal to authorize the Company, with approval of its board of directors, to sell or otherwise issue shares of its common stock at a price below its then-current net asset value (“NAV”) per share in one or more offerings, subject to certain conditions as set forth in the proxy statement for the Special Meeting, including that the number of shares issued does not exceed 25% of its then-outstanding common stock immediately prior to each such offering. The proxy statement for the Special Meeting was filed and notice sent to stockholders on or about April 17, 2020.
The board believes that having the flexibility for the Company to sell common stock below NAV in certain instances is in the Company’s best interest and the best interests of its stockholders.
We urge stockholders to vote “FOR” this proposal:
ïƒ¼
Provide access to capital markets to pursue attractive investment opportunities during periods of volatility Improve capital resources to enable the Company to compete effectively for high quality investment
ïƒ¼
opportunities
ïƒ¼
Add
financial flexibility
* As part of our effort to maintain a safe and healthy environment at the Meeting, we are closely monitoring statements issued by the World Health Organization (who.int), the Centers for Disease Control and Prevention (cdc.gov) and other federal, state and local government authorities regarding the coronavirus (COVID-19) outbreak. For that reason, we reserve the right to reconsider the date, time, and/or means of convening the Meeting, including by holding the meeting virtually over the internet via webcast. If we take this step, we will announce the decision to do so in advance, and details on how to participate will be issued by press release, posted on our website, and filed with the SEC as additional proxy material. We also encourage attendees to review guidance from public health authorities on this issue. We urge you to retain your control or proxy voting number after you vote in case changes are made to the meeting format and such information is again required.

Market Conditions May Create Attractive Investment Opportunities
4 From time to time, there may be volatility in the broader capital markets, disruption in liquidity in the debt capital markets, significant write-offs in the financial services sector, and / or repricing of credit risk in the broadly syndicated markets
4 During these periods, there could be a reduction in capital available to certain specialty finance companies and / or other capital providers, causing a reduction in competition for investment opportunities.
For example:
â» In late 2015 through early 2016, these conditions also coincided with lower stock prices for BDCs, with the BDC sector generally trading below NAV
â» Current market conditions that have been driven by the impact of COVID-19 have coincided with lower stock prices for BDCs, with the BDC sector trading significantly below NAV
4 We believe that favorable investment opportunities at attractive risk-adjusted returns may be created during these periods of disruption and volatility

Reasons For TSLX to Have Flexibility to Sell Common Stock Below NAV
Track Strong Record    of Performance
Performance Since TSLX IPO
Note: (1) BDC Top quartile Peers consist constituents of 22 externally for each metric managed and BDCs time period in the varies S&P BDC based Index on BDC with peer total set’s assets performance greater than rankings $600 million as of 6/30/19 financials, with the addition of MCC
(3) (2) Calculated Calculated as as net the cumulative investment change income in and net net asset income value per per share share over over each each time time period, period divided    by beginning NAV per share; “Since TSLX IPO” figure is adjusted for annual basis
(4) For reinvestment “2019” and “Since TSLX IPO”, reflects change in market value per share plus dividends from 12/31/2018 through 12/31/2019 and 3/21/2014 and 3/31/2020, respectively; assumes dividend Source: SNL Financial

Reasons For TSLX to Have Flexibility to Sell Common Stock Below NAV
Track Strong Record    of Performance
Total Returns (since TSLX IPO)
Note: 1) BDC Returns Peers from consist 3/20/2014 of 22 externally through managed 3/31/2020 BDCs in the S&P BDC Index with total assets greater than $600 million as of 6/30/19 financials, with the addition of MCC 2) 3) Source: Source: S&P Bloomberg LSTA Barclays Leveraged US Loan Corporate Index High Yield Total Return Index (Index Code: LF98TRUU)
4) TSLX total return is measured by change in market value per share plus dividends earned during the period; assumes reinvestment of dividends
Strong stockholder total returns versus peer and industry benchmarks

Reasons For TSLX to Have Flexibility to Sell Common Stock Below NAV
Canceled pre-IPO capital commitments Potential to raise equity above book value
(2)
Authority to issue equity below book value
(3)
Primary Equity raises since IPO
1) 2) BDC Reflects Peers trading consist days of that 22 externally TSLX closed managed above BDCs 100% in the of last S&P reported BDC Index book with value total assets greater than $600 million as of 6/30/19 financials, with the addition of MCC
3) Authority granted through shareholder approval to sell or otherwise issue shares of its common stock at a price below its then-current net asset value per share, subject to certain conditions Source: SNL Financial, as of 3/31/2020
Discipline Authority in to accessing issue equity the below equity NAV capital has markets never been reflective exercised; of stockholder further, have alignment never . used other potentially dilutive tools such as rights offerings
Equity Raise Discipline

Reasons For TSLX to Have Flexibility to Sell Common Stock Below NAV
Equity Raise Discipline (March 2018)
Disciplined Capital Allocation
2) 1) Reflects Average base all-in dividend yield required per share on annualized new assets in and order expressed to achieve as a 8 percentage .9% ROE of based offering on the price midpoint per share of our of $then 17.45 target adjusted leverage for offering ratio (0 fees .8x) and and expenses cost and operating structure
3) Range’s income on lower those bound assets reflects average all-in yield that may be achieved on new assets and range’s upper bound reflects potential yield that may be achieved through prepayment fees, syndication fees and other
4) Implied ROE based on our target leverage ratio and cost and operating structure
Responsible past use of share issuance;
ROE-accretive equity raise with ROE on new equity exceeding cost of new equity

Reasons For TSLX to Have Flexibility to Sell Common Stock Below NAV
3
Potential Accretive ROE -Opportunities
Flexibility for the Company to sell its common stock below NAV is in the Company’s best interests and the best interests of its stockholders as it would provide:
ïƒ¼
Access to the capital markets to pursue attractive investment opportunities during periods of elevated volatility and / or dislocation
ïƒ¼
Improved
capital resources to enable the Company to compete more effectively for high quality investment opportunities
ïƒ¼Added financial flexibility to comply with regulatory requirements and debt facility covenants

Reasons For TSLX to Have Flexibility to Sell Common Stock Below NAV
3 Potential Accretive ROE -Opportunities
Analysis Framework
Illustrative NAV Dilution (%)(2)
1) Inclusive of underwriting discount and other offering expenses
2) Based on preliminary estimated 3/31/20 NAV/share of $15.07 (which includes the impact of the $0.50 aggregate special dividends to be paid in Q2 2020) and last reported shares outstanding of 66,512,097. Source: Company 8-K, filed 4/16/20 and Company DEF 14A, filed 4/17/20. Estimated NAV as of 3/31/2020 is preliminary, based upon information available as of 4/16/20 and is subject to change and finalization as a result of the completion of our financial closing procedures, final adjustments and other developments. See “Disclaimer and Forward-Looking Statement” on Slide 2.
TSLX’s proposal has a per offering issuance limit of 25% of then-outstanding shares

Reasons For TSLX to Have Flexibility to Sell Common Stock Below NAV
Analysis Framework
Illustrative Annual ROE Accretion (%)(2)
3 Potential Accretive ROE -Opportunities
1) Inclusive of underwriting discount and other offering expenses. Assumes an issuance of 7.5% of shares outstanding prior to issuance (column 2 of slide 10)
2) Reflects the ROE pro forma for new investments compared to the ROE prior to new investment. ROE calculations based on leverage ratio of 1.0x. Cost of funds reflects the average interest cost under the terms of our debt for the quarter ending 12/31/2019, including fees (such as fees on undrawn amounts and amortization of upfront fees) and giving effect to the swap-adjusted interest rate on our Convertible Notes and Unsecured Notes. Operating expenses based on 3-year historical average. Reflects base management fee waiver of 50 bps on assets financed with leverage over 1.0x debt-to-equity
TSLX expects to sell shares below NAV only if the combination of discount to NAV and yield on new assets allows for an accretive investment opportunity

Reasons For TSLX to Have Flexibility to Sell Common Stock Below NAV
Analysis Framework
Illustrative Payback Period on Equity Raise (years)(2)
All-in-Yield on New Investments
1) Inclusive of underwriting discount and other offering expenses. Assumes an issuance of 7.5% of shares outstanding prior to issuance (shown in column 2 of slide 10)
2) Reflects the number of years it will take to offset the dilution to NAV from stock issuance through incremental ROEs generated from new investments. This is calculated as the ROE accretion as a result of new investments expressed on a per share basis (shown on slide 11) divided by NAV dilution per share from the equity offering (shown in column 2 of slide 10)
And a reasonable payback period

To Vote
The proxy statement is now available. You may use one of the following methods to provide your voting instructions:
Vote by Internet:
Online at www.proxyvote.com. Have your control number listed on the proxy card or voting instruction form ready and follow the instructions; or
Vote by Telephone:
Call 1-800-454-8683. Have your control number listed on the proxy card or voting instruction form ready and follow the instructions; or
Vote by Mail:
Mark, sign, and date your proxy card and return it in the postage-paid return envelope provided.

Contact Us:
For assistance voting your TSLX shares:
D.F. King
Toll-free at (866) 416-0553 or Collect at (212) 269-5550
For other questions:
TSLX Investor Relations (212) 601-4753 (212) 601-4739 IRTSL@tssp.com